SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2010

ADS MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

UTAH	000-24778	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12758 Cimarron Path, Suite B-128
San Antonio, Texas 78249-3426
(Address of principal executive office)
Issuer's telephone number:  (210) 655-6613

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Director

ADS Media Group, Inc., announced that Richard Neely has resigned from its board of directors effective March 2, 2010.  In tendering his resignation, Mr. Neely did not express any disagreement with the company on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS MEDIA GROUP, INC.

Date: March 2, 2010	/s/ Clark R. Doyal
Clark R. Doyal, Chief Executive Officer